Exhibit 99.1

June 8, 2005

Mr. Peter Van Camp

CEO

Equinix, Inc.

301 Velocity Way

Foster City, CA 94404

Dear Peter,

This is notification of my resignation from the Board of Directors of Equinix, Inc., effective today, June 8th, 2005. I have enjoyed working with the Board and the Management team, and I wish you continued success.

Sincerely yours,

/s/ DENNIS R. RANEY
Dennis R. Raney